Exhibit 5.1

                               Michael L. Corrigan
                                 Attorney at Law
                         7770 Regents Road Suite 113-401
                               San Diego CA 92122

September 12, 2005

Superclick, Inc.

Re: Registration Statement on Form SB-2

Gentlemen:

      We have acted as special counsel to Superclick, Inc., a statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the 6,528,571 shares of common stock, par value $0.006 per share, to be sold by selling shareholders (the "Selling Shareholders") and up to 19,215,997 shares of common stock, par value $0.006 per share being offered in this Form SB-2 which are being registered pursuant to the terms of the Securities Purchase Agreement and Convertible Debenture Agreements entered into by and between Superclick, Chicago Venture Partners LP and Superclick Co-Investment LLC.

      In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, without independent investigation, relied on certificates of public officials and certificates of officers or other representatives of the Company or the Selling Shareholders.

      Based upon the foregoing and subject to other limitations set forth herein, we are of the opinion that the Shares to be offered and sold pursuant to the Registration Statement are validly issued, fully paid and non-assessable.

      This opinion opines upon Washington law including the Constitution of the State of Washington, all applicable provisions of the statutory provisions, and common law interpreting such laws, the laws of the State of California and the federal laws of the United States.

      We assume no obligation to advise you of any changes to this opinion which may come to our attention after the date hereof. This opinion may not be relied upon or furnished to any other person except the addressee hereof without the express written consent of this firm.

      We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder or that we are "experts" within the meaning of such act, rules and regulations.

                                           Very truly yours,


                                           /s/ Michael L. Corrigan
                                           -------------------------------------
                                           Michael L. Corrigan, Attorney at Law